You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. TECOGEN, INC. *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 29, 2017. Meeting Information Meeting Type: Annual Meeting For holders as of: April 28, 2017 Date: June 29, 2017 Time: 1:00 p.m. Location: Corporate Headquarters of Tecogen, Inc. 45 First Avenue Waltham, MA 02451 See the reverse side of this notice to obtain proxy materials and voting instructions. E30159-Z7029 4 TECOGEN, INC. 45 FIRST AVENUE WALTHAM, MA 02451

Proxy Materials Available to VIEW or RECEIVE: Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 9, 2017 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. NOTICE AND PROXY STATEMENT FORM 10-K Proxy Materials Available to VIEW or RECEIVE: E30160-Z7029 4 XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods

Voting Items E30161-Z7029 4 2. To approve an amendment to the Tecogen 2006 Stock Incentive Plan as amended (the "Plan"), to extend the termination date of the Plan from January 1, 2016 to January 1, 2026 and to ratify all Company option grants made since January 1, 2016. 3. To ratify the selection by the Audit Committee of our Board of Directors of the firm of Wolf and Co., as our independent registered public accounting firm for the fiscal year ending December 31, 2017. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) Angelina M. Galiteva 02) John N. Hatsopoulos 03) Charles T. Maxwell 04) Ahmed F. Ghoniem 05) Keith Davidson 1. To elect five (5) directors of the Board of Directors of the Company to hold office for one (1) year until the 2018 annual meeting or until their successors are duly elected and qualified: Nominees: The Board of Directors recommends a vote FOR ALL NOMINEES on Proposal 1 and FOR Proposals 2 and 3.

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